SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 23, 2003

Polar Molecular Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50341	42-1339746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4600 South Ulster Street, Suite 940, Denver, CO 80237

(Address of Principal Executive Office)

(303) 221-1908

(Registrant’s telephone number, including area code)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 23, 2003, Polar Molecular Holding Corporation (“PMHC”) filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the “Quarterly Report”). The unaudited financial information included in the Quarterly Report was reviewed by Hein + Associates LLP (“Hein”) in accordance with the requirements of Rule 10-01 of Regulation S-X. Hein was engaged for this purpose, and to be PMHC’s independent auditors for the fiscal year ending December 31, 2003, on September 18, 2003. Prior to the filing of the Quarterly Report, Deloitte & Touche LLP (“Deloitte”) served as the independent auditors of Murdock Communications Corp. (“Murdock”). In connection with a merger between Murdock’s wholly owned subsidiary, MCC Merger Sub Corporation (“MCC Sub”), and Polar Molecular Corporation (“Polar”), which closed on July 14, 2003 (the “Merger”), Murdock reincorporated in the state of Delaware as PMHC. MCC Sub subsequently merged with Polar, with Polar being the surviving corporation. Deloitte elected to withdraw as the independent auditors of PMHC prior to the filing of the Quarterly Report, but has not provided PMHC formal notice of such withdrawal. Prior to the Merger, Hein served as Polar’s independent auditor.

During the two most recent fiscal years of Murdock ended December 31, 2002, and the subsequent interim periods through the date of Deloitte’s resignation and Hein’s appointment, there were no disagreements between Murdock and Deloitte, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of Murdock ended December 31, 2002, or within any subsequent interim period through the date of Deloitte’s resignation and Hein’s appointment.

Except as noted in the following sentence, none of the audit reports of Deloitte on the consolidated financial statements of MCC as of December 31, 2001 and 2002, and for each of the three fiscal years ended December 31, 2002, contained any adverse opinion or disclaimer of opinion, nor was any qualified or modified as to uncertainty, audit scope or accounting principles. In its audit report dated March 7, 2003, on Murdock’s Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000, Deloitte included an explanatory paragraph regarding Murdock’s ability to continue as a going concern. For the fiscal year ended December 31, 2002, the audit report included the following statement with respect to Murdock:

BASIS OF PRESENTATION—The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $45.8 million and current liabilities exceed current assets by $22.5 million at December 31, 2002. The Company also is past due in the payment of approximately $14.6 million in principal and accrued interest payable. If the creditors who hold the past due debt seek to enforce their payment rights, the Company would not be able to repay the debt. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing and refinancing as may be required.

PMHC has requested Deloitte to review the disclosures contained herein and has invited Deloitte the opportunity to furnish PMHC with a letter addressed to the Commission containing any new information, or clarification of PMHC’s expression of Deloitte’s views, or the respects in which Deloitte does not agree with the statements contained herein. In the event Deloitte reviews the disclosures contained herein and provides to PMHC a letter addressed to the Securities and Exchange Commission stating that it has reviewed the disclosure provided in this Current Report and agrees or disagrees with the relevant portions of this disclosure, pursuant to the requirements of Item 304(a)(3) of Regulation S-K, PMHC will file an amended Form 8-K with the Commission and include the Deloitte letter as an Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR MOLECULAR CORPORATION

Dated: September 30, 2003	By:	/s/ Mark L. Nelson

Mark L. Nelson President & CEO